Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Third Quarter of 2021 Results

Managed Service Provider Adoption and Hybrid Cloud Momentum Fuel Subscription Revenue Growth
Partially Offsetting Declines in Legacy Business

•Delivered a 35% year-over-year increase in software subscription revenue for Q3 and a 54% year-over-year increase for the first nine months of 2021
•Added two new managed service provider (MSP) partners for our StorSafe secure backup-as-a-service solution under new disruptive monthly recurring pricing model launched in Q3
•Generated GAAP EPS of $0.01 per share during the quarter and GAAP EPS of ($0.11) per share for the first nine months of 2021

AUSTIN, TEXAS (November 10, 2021) - FalconStor Software, Inc. (OTCQB: FALC), the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world, today announced financial results for its third quarter, which ended on September 30, 2021, delivering a 35% year-over-year increase in subscription revenue fueled by the growth in managed service provider business and market adoption of hybrid cloud data protection solutions.

“We continue to make solid progress against our strategic plans to reinvent FalconStor and enable secure hybrid cloud backup and data protection,” said Todd Brooks, FalconStor CEO. “Driven by continued adoption of the FalconStor StorSafe long-term data protection solution, we accelerated our strategic focus on a recurring revenue model better aligned with today’s market. As part of this focus, we introduced a new and disruptive recurring monthly pricing model for our managed service providers, and continued migrating our installed based to a subscription revenue model. As a result, total subscription revenue increased 35% compared to Q3 of 2020, and 54% for the first nine months of 2021 compared to the same period last year.

“While we are encouraged by our subscription revenue growth, we are continuing to work toward our goal of consistent total revenue growth, as total revenue decreased by 26% year-over-year during the quarter and is down 7% for the first nine months of 2021 compared to the same period in 2020. As the recurring percentage of total revenue continues to increase over the next several quarters, and the reduction in perpetual license sales decreases, we are committed to driving more predictable total revenue growth, delivering profitability, and generating cash from operations, as we invest to grow.

“Migration to the cloud, data center rationalization, and increased leverage of outsourced managed services are top priorities for enterprise CIOs in the post-pandemic world, and FalconStor plays a vital role in each,” added Brooks. “We are excited by our hybrid cloud focus, the efficient routes to market that we are building through our managed service provider partners, and trust our shareholders have placed in our team to deliver customer and shareholder value.”

Third Quarter 2021 Financial Results

•Subscription Revenue: 35% increase to $0.8 million, compared to $0.6 million in the third quarter of fiscal year 2020
•Subscription Revenue % of Total Revenue: 23%, compared to 13% in the third quarter of fiscal year 2020
•Total Revenue: $3.3 million, compared to $4.4 million in the third quarter of fiscal year 2020
•Total Cost of Revenue: $0.4 million, compared to $0.4 million in the third quarter of fiscal year 2020
•Total Operating Expenses: $2.4 million, compared to $2.3 million in the third quarter of fiscal year 2020
•GAAP Net Income: $0.4 million, compared to $1.5 million in the third quarter of fiscal year 2020
•Ending Cash: $3.5 million, compared to $0.9 million in the third quarter of fiscal year 2020

Nine Months Ended 2021 Financial Results

•Subscription Revenue: 54% increase to $2.6 million, compared to $1.7 million in the first nine months of 2020
•Subscription Revenue % of Total Revenue: 25%, compared to 15% in the first nine months of 2020
•Total Revenue: $10.4 million, compared to $11.1 million in the first nine months of 2020
•Total Cost of Revenue: $1.5 million, compared to $1.4 million in the first nine months of 2020
•Total Operating Expenses: $8.6 million, compared to $7.9 million in the first nine months of 2020
•GAAP Net Income: $0.4 million, compared to $1.2 million in the first nine months of 2020
•Ending Cash: $3.5 million, compared to $0.9 million in the first nine months of 2020

Guidance

Given our less than anticipated year-to-date total revenue, we are revising the 2021 guidance we have previously provided.

*Adjusted EBITDA adds back Non-Operating and Other Expenses and Income

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor and Brad Wolfe, Chief Financial Officer, FalconStor

WHEN: Wednesday, November 10, 2021, 4:00 P.M. Central Time

To register for our earnings call, please click the following link:

FALCONSTOR THIRD QUARTER 2021 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://register.gotowebinar.com/register/4614368145758035469

Conference Call:
Please dial the following if you would like to interact with and ask questions to FalconStor hosts:
Toll Free: 1-877-309-2074
Access Code: 342-776-416

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our reconciliation of GAAP to Non-GAAP financial measures presented in this release.

About FalconStor Software

FalconStor is the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world. The Company enables enterprise customers and managed service providers to secure, migrate, and protect their data while reducing data storage and long-term retention costs by up to 95%. More than 1,000 organizations and managed service providers worldwide standardize on FalconStor as the foundation for their cloud first data protection future. Our products are offered through and supported by a worldwide network of leading managed service providers (“MSPs”), systems integrators, resellers, and original equipment manufacturers (“OEMs”).

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

CONTACT US AROUND THE GLOBE

Corporate Headquarters	Europe Headquarters
501 Congress Avenue	Landsberger Strasse 302
Suite 150	Munich, Germany
Austin, Texas 78701	Tel: +49 (0) 89.41615321.10
Tel: +1.631.777.5188	salesemea@falconstor.com
salesinfo@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,474,784	$1,920,656
Accounts receivable, net	2,285,117	2,836,571
Prepaid expenses and other current assets	1,537,267	1,837,596
Contract assets, net	169,835	254,483
Inventory	15,421	15,275
Total current assets	7,482,424	6,864,581
Property and equipment, net	193,028	197,020
Operating lease right-of-use assets	140,238	536,272
Deferred tax assets, net	310,755	330,552
Software development costs, net	14,345	19,278
Other assets, net	114,828	863,964
Goodwill	4,150,339	4,150,339
Other intangible assets, net	64,295	100,134
Contract assets	192,286	343,934
Total assets	$12,662,538	$13,406,074
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$335,092	$453,791
Accrued expenses	1,018,878	2,293,765
Operating lease liabilities	87,381	665,074
Short-term loan, net of debt issuance costs and discounts	—	3,320,863
Deferred revenue, net	3,709,005	4,603,270
Total current liabilities	5,150,356	11,336,763
Other long-term liabilities	637,099	703,889
Notes payable, net	2,150,574	754,000
Operating lease liabilities	53,430	—
Deferred tax liabilities, net	525,512	513,027
Deferred revenue, net	1,569,813	1,765,859
Total liabilities	10,086,784	15,073,538
Commitments and contingencies
Series A redeemable convertible preferred stock	14,075,434	12,940,722
Total stockholders' deficit	(11,499,680)	(14,608,186)
Total liabilities and stockholders' deficit	$12,662,538	$13,406,074

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$1,547,013	$2,521,695	$5,288,747	$5,202,713
Support and services revenue	1,736,456	1,914,705	5,081,795	5,913,486
Total revenue	3,283,469	4,436,400	10,370,542	11,116,199
Cost of revenue:
Product	41,351	48,895	298,966	250,185
Support and service	400,934	367,063	1,233,067	1,109,379
Total cost of revenue	442,285	415,958	1,532,033	1,359,564
Gross profit	$2,841,184	$4,020,442	$8,838,509	$9,756,635
Operating expenses:
Research and development costs	711,273	600,430	2,032,360	1,809,354
Selling and marketing	1,610,635	1,026,241	4,267,010	3,027,372
General and administrative	633,954	358,701	2,129,921	2,297,451
Gain on litigation settlement	(632,600)	—	(632,600)	—
Restructuring costs	68,704	317,595	792,754	758,740
Total operating expenses	2,391,966	2,302,967	8,589,445	7,892,917
Operating income (loss)	449,218	1,717,475	249,064	1,863,718
Gain on debt extinguishment	—	—	754,000	—
Interest and other expense	(58,257)	(159,994)	(489,264)	(586,082)
Income (loss) before income taxes	390,961	1,557,481	513,800	1,277,636
Income tax expense (benefit)	16,529	11,272	63,804	44,709
Net income (loss)	$374,432	$1,546,209	$449,996	$1,232,927
Less: Accrual of Series A redeemable convertible preferred stock dividends	288,802	266,007	848,898	812,362
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	13,517	175,335	285,814	366,566
Net income (loss) attributable to common stockholders	$72,113	$1,104,867	$(684,716)	$53,999
Basic net income (loss) per share attributable to common stockholders	$0.01	$0.19	$(0.11)	$0.01
Diluted net income (loss) per share attributable to common stockholders	$0.01	$0.19	$(0.11)	$0.01
Weighted average basic shares outstanding	6,990,723	5,919,837	6,324,370	5,919,773
Weighted average diluted shares outstanding	7,039,421	5,959,385	6,324,370	5,943,794

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP income (loss) from operations	$449,218	$1,717,475	$249,064	$1,863,718
Non-cash stock option expense (1)	4,916	3,822	$14,084	$11,392
Restructuring costs (3)	68,704	317,595	792,754	758,740
Gain on litigation settlement (5)	$(632,600)	$—	$(632,600)	$—
Non-GAAP income (loss) from operations	$(109,762)	$2,038,892	$423,302	$2,633,850

GAAP net income (loss) attributable to common stockholders	$72,113	$1,104,867	$(684,716)	$53,999
Non-cash stock option expense, net of income taxes (2)	4,916	3,822	14,084	11,392
Restructuring costs (3)	68,704	317,595	792,754	758,740
Gain on litigation settlement	(632,600)	—	(632,600)	—
Gain on debt extinguishment	—	—	(754,000)	—
Effects of Series A redeemable convertible preferred stock (4)	302,319	441,342	1,134,712	1,178,928
Non-GAAP net income (loss) attributable to common stockholders	$(184,548)	$1,867,626	$(129,766)	$2,003,059

GAAP gross margin	87%	91%	85%	88%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	87%	91%	85%	88%

GAAP gross margin - Product	97%	98%	94%	95%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	97%	98%	94%	95%

GAAP gross margin - Support and Service	77%	81%	76%	81%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	77%	81%	76%	81%

GAAP operating margin	14%	39%	2%	17%
Non-cash stock option expense (1)	—%	—%	—%	—%
Restructuring costs (3)	2%	7%	8%	7%
Non-GAAP operating margin	16%	46%	10%	24%

GAAP Basic EPS	$0.01	$0.19	$(0.11)	$0.01
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.00
Restructuring costs (3)	0.01	0.05	0.13	0.13

Gain on litigation settlement (5)	(0.09)	0.00	(0.10)	0.00
Gain on debt extinguishment (6)	0.00	0.00	(0.12)	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.04	0.08	0.18	0.20
Non-GAAP Basic EPS	$(0.03)	$0.32	$(0.02)	$0.34

GAAP Diluted EPS	$0.01	$0.19	$(0.11)	$0.01
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.00
Restructuring costs (3)	0.01	0.05	0.13	0.13
Gain on litigation settlement (5)	(0.09)	0.00	(0.10)	0.00
Gain on debt extinguishment (6)	0.00	0.00	(0.12)	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.04	0.07	0.18	0.20
Non-GAAP Diluted EPS	$(0.03)	$0.31	$(0.02)	$0.34

Weighted average basic shares outstanding (GAAP and Non-GAAP)	6,990,723	5,919,837	6,324,370	5,919,773
Weighted average diluted shares outstanding (GAAP)	7,039,421	5,959,385	6,324,370	5,943,794
Weighted average diluted shares outstanding (Non-GAAP)	6,990,723	5,959,385	6,324,370	5,943,794

Footnotes:
(1)Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue - Product	$232	$—	$688	$—
Cost of revenue - Support and Service	185	104	549	310
Research and development costs	167	433	167	1,289
Selling and marketing	2,915	186	8,475	554
General and administrative	1,417	3,099	4,205	9,239
Total non-cash stock based compensation expense	$4,916	$3,822	$14,084	$11,392

(2)Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and nine months ended September 30, 2021 and 2020, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)Represents restructuring costs which were incurred during each respective period presented.

(4)Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)Represents a gain for the legal settlement of a contractual dispute with a marketing/sales firm.

(6)Represents the gain recorded when the Company's loan with the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act was forgiven on March 30, 2021.